UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 6, 2007
                                                           ------------

                        NEW YORK COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                              1-31565           06-1377322
-------------------------------    ----------------------    -------------------
(State or other jurisdiction of    Commission File Number     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                  615 Merrick Avenue, Westbury, New York 11590
                    (Address of principal executive offices)


                                 (516) 683-4100
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                           CURRENT REPORT ON FORM 8-K

Item 1.01      Entry into a Material Definitive Agreement

               On June 6, 2007, New York Community Bancorp, Inc. (the "Company") entered into an agreement with 960 Sixth Avenue LLC, a U.S. subsidiary of Statuto Group of Milan, Italy, pursuant to which the Company will sell its property located at 960 Avenue of the Americas in Manhattan to 960 Sixth Avenue LLC for $105.0 million. The sale is expected to be completed within the next 30 days and to result in a pre-tax gain to the Company of approximately $65 million.

               In connection with the signing of the agreement, 960 Sixth Avenue LLC has deposited $10.5 million in an escrow account established by the attorney for the Company.

               A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

      (d) Attached as Exhibit 99.1 is the press release issued by the Company on June 6, 2007 to announce the signing of an agreement to sell its property at 960 Avenue of the Americas in Manhattan to 960 Sixth Avenue LLC for $105.0 million.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 6, 2007                      NEW YORK COMMUNITY BANCORP, INC.


                                        /s/ Ilene A. Angarola
                                            ------------------------------------
                                            Ilene A. Angarola
                                            First Senior Vice President and
                                                Director, Investor Relations

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                                  EXHIBIT INDEX

Exhibit 99.1    Press release issued by the Company on June 6, 2007.